Exhibit 99.1

THE SCOTTS MIRACLE-GRO COMPANY

DISCOUNTED STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 26, 2018)

1.00 PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.

2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Affiliate. Any corporation or other entity (including, but not limited to, a partnership or a limited liability company), whether domestic or foreign, that is affiliated with the Company through stock or equity ownership or otherwise.

Beneficiary. The person who has the right to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies.

Board. The Company’s Board of Directors.

Change in Control. The occurrence of any of the following events:

[1] The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

[2] Any “person,” including a “group” as such terms are used in Act §§13(d) and 14(d)(2), but excluding the Company, any of its Affiliates or Subsidiaries, any employee benefit plan of the Company or any of its Affiliates or Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; or

[3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

[4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company;

[5] For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company’s then outstanding securities or

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[6] Any other event that is identified as a Change in Control in any other shareholder-approved plan of the Company that the Committee, in its discretion, deems appropriate to be considered a Change in Control under this Plan.

Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.

Committee. The Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Company. The Scotts Miracle-Gro Company, an Ohio corporation, and any successor to it.

Custodial Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.

Designated Affiliate or Subsidiary. Any Affiliate or Subsidiary that has been designated by the Committee as an Affiliate or a Subsidiary whose Employees shall be eligible to participate in the Plan.

Effective Date. The date that this Plan, as amended and restated, has been approved by the Company’s shareholders.

Eligible Employee. As of any Entry Date, [1] any U.S.-based regular full-time or permanent part-time Employee who [a] has reached age 18, [b] is not a seasonal employee (i.e., as determined by the Committee), [c] has been an Employee for at least 15 days before the applicable Entry Date, and [d] complies with Section 3.00 and other Plan provisions; and [2] any non-U.S.-based Employee of an Employer who [a] meets the eligibility criteria established by the Committee from time to time for non-U.S.-based Employees of such Employer and [b] complies with Section 3.00 and other Plan provisions.

Employee. Any person who, on an applicable Entry Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first Entry Date that begins after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Employer. The Company and each Designated Affiliate or Subsidiary employing an Eligible Employee.

Entry Date. The first day of each Offering Period and the date that Purchase Rights are granted under the Plan for the ensuing Offering Period.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the relevant date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported “closing price” of a share of Stock on the relevant date, if it is a trading day, or if such date is not a trading day, on the next trading day;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3] If neither of the preceding apply, the fair market value as determined by the Committee in good faith.

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Offering Period. The period during which payroll deductions will be accumulated in Plan Accounts to fund the purchase of shares of Stock. Each Offering Period will consist of one calendar month, unless a different period is established by the Committee and announced to Eligible Employees before the beginning of the Offering Period.

Participant. Any Eligible Employee who complies with the conditions described in Section 3.00 for the current Offering Period.

Plan. The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (as Amended and Restated as of January 26, 2018). This Plan is not intended to comply with Code §§422 or 423.

Plan Account. The individual account established by the Committee for each Participant and to which all amounts described in Section 3.01[1][a] are credited until applied as described in Section 6.00.

Plan Year. A calendar year.

Purchase Date. The last day of each Offering Period or such later date that is as soon as administratively practicable after the last day of such Offering Period on which shares of Stock are purchased in exchange for the Purchase Price.

Purchase Price. The price that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 85 percent of the Fair Market Value of a share of Stock on each Purchase Date.

Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.

Stock. A common share, without par value, issued by the Company.

Subsidiary. Any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, either directly or indirectly, a proprietary interest of more than 50 percent by reason of stock ownership or otherwise.

Termination. Cessation of the employee-employer relationship between a Participant and each Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer, unless such Participant is reassigned to perform services as an Eligible Employee of a different Employer within a reasonable amount of time after the original employer ceased being an Employer under this Plan.

3.00 PARTICIPATION

3.01 Enrollment.

[1] Each Eligible Employee may become a Participant for any Offering Period beginning after the date he or she complies with each of the following conditions:

[a] Authorizes the Employer to withhold a portion of his or her taxable compensation. This authorization will be made under rules developed by the Committee within the following limits: each authorization [i] must be stated in United States dollars or such other currency that the Committee deems appropriate for a particular Employer, and which the Committee may then convert to United States dollars, [ii] may not authorize or result in authorization of a deduction [A] less than the amount specified by the Committee (which may never be less than $10.00 per pay period or [B] more than the amount specified by the Committee (which may never be more than, in the aggregate, $36,000 for each Plan Year), [iii] must be signed or appropriately authorized by the enrolling Eligible Employee and [iv] must be delivered to the Company or its designee within the period specified by the Company or such designee.

[b] Complies with any other rules established by the Committee.

[2] By enrolling in the Plan, each Participant will be deemed to have [a] agreed to the terms of the Plan and [b] authorized the Employer to withhold from his or her taxable compensation [i] the amounts authorized under Section 3.01[1][a] and [ii] any taxes and other amounts due in connection with any transaction contemplated by the Plan.

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3.02 Duration of Election to Participate.

Subject to the terms of the Plan:

[1] Participants’ withholding elections will be implemented beginning with the first payroll period with a paycheck date in the Offering Period for which it is filed and will remain in effect throughout that Offering Period and all subsequent Offering Periods unless otherwise determined by the Committee, or until [a] revoked or changed under the rules described in Section 3.02[2], [b] the Participant ceases to be an Eligible Employee, or [c] the Participant has contributed the maximum amount that is permitted under the Plan for a Plan Year.

[2] A Participant who elects to participate in the Plan for any Offering Period by complying with the rules described in Section 3.01 may change or revoke that election for any subsequent Offering Period but only by complying with the rules described in Section 3.01 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective as of the first day of the first Offering Period beginning at least 15 calendar days after the revised election is delivered to the Committee and will remain in effect until revoked or changed under the rules described in this section.

3.03 No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.

4.00 ADMINISTRATION

4.01 Committee Duties.

[1] The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. The authority of the Committee specifically includes, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Designated Affiliate or Subsidiary that is organized under the laws of a country other than the United States of America when the Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such non-U.S. jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries. Such changes may include, without limitation, establishment of or modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Affiliate or Subsidiary will apply only to such Designated Affiliate or Subsidiary, and will apply equally to all similarly situated employees of such Designated Affiliate or Subsidiary. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons. The Committee is granted all powers appropriate and necessary to administer the Plan.

[2] Consistent with the terms of the Plan, the Committee:

[a] May exercise all discretion retained to it under the Plan;

[b] Will establish the number of shares of Stock that may be acquired during each Offering Period if the number available during any Offering Period is less than all remaining available shares determined under Section 5.02;

[c] May develop and impose other terms and conditions it believes are appropriate and necessary to implement the purposes of this Plan;

[d] Will establish (or cause to be established) and maintain a Plan Account for each Participant to which will be [i] credited with amounts described in Section 3.01[1][a] and [ii] debited with all amounts applied to purchase shares of Stock;

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[e] Will establish (or cause to be established) a Custodial Account for each Participant which will be credited with shares of Stock until distributed as provided in Section 7.00;

[f] Will administer procedures through which Eligible Employees may enroll in the Plan;

[g] Will disseminate information about the Plan to Eligible Employees; and

[h] Will apply all Plan rules and procedures.

4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees of the Company) that it deems appropriate other than those duties described in Section 4.01 [2] [a], [b] and [c].

4.03 General Limit on Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.

5.00 OFFERING

5.01 Right to Purchase. Subject to Sections 5.02, 5.03 and 6.00, the number of shares of Stock that may be purchased during each Offering Period will be established by the Committee before the beginning of each Offering Period.

5.02 Number of Shares of Stock. Subject to Section 5.03, the aggregate number of shares of Stock that may be purchased under the Plan is 300,000 plus the number of shares of Stock that the Company’s shareholders previously approved for purchase under the Plan that, immediately before the Effective Date, had not been purchased.

5.03 Adjustment in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, Stock dividend, Stock split, reverse Stock split, split-up, spin-off, or other distribution of Stock or property of the Company, combination of shares of Stock, exchange of shares of Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Stock or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, will appropriately adjust [1] the number of Purchase Rights that may or will be issued, [2] the aggregate number and kind of shares of Stock available under Section 5.02 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), [3] the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.

5.04 Source of Stock. Shares of Stock to be purchased under the Plan may, in the Committee’s discretion, be newly issued shares, treasury shares previously acquired by the Company, or shares purchased on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions. Shares of authorized but unissued shares of Stock may not be delivered under the Plan if the Purchase Price is less than the par value of the Stock.

6.00 PURCHASE OF SHARES

6.01 Purchase.

[1] Throughout each Offering Period, the Employer will withhold from each Participant’s regular payroll the amount of taxable compensation the Participant has elected under Section 3.01[1][a]. These amounts will be held in the Participant’s Plan Account until the Purchase Date.

[2] As of each Purchase Date and subject to the Plan’s terms and limits, the value of each Participant’s Plan Account will be divided by the Purchase Price established for that Offering Period and each Participant will be deemed to have purchased the number of whole and fractional shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase.

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6.02 Remaining Available Shares.

[1] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock larger than the number of shares of Stock offered during that Offering Period, the Committee will allocate available shares of Stock among Participants and any cash remaining in Participants’ Plan Accounts will be credited to the next Offering Period and, subject to the terms of the Plan, applied along with additional amounts credited to that Offering Period to purchase shares of Stock during that Offering Period and at the Purchase Price established for that Offering Period.

[2] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock less than the number of shares of Stock made available for purchase for any Offering Period, the excess shares of Stock will be available for purchase during any subsequent Offering Period.

6.03 Issuance and Transference of Shares; Participants’ Custodial Accounts.

[1] At or as promptly as practicable after the end of each Offering Period, the Company may issue or transfer the shares of Stock purchased by a Participant during that Offering Period and/or transfer cash necessary to purchase such shares of Stock to the custodian for transfer into that Participant’s Custodial Account.

[2] Unless the Committee decides otherwise, cash dividends on any shares of Stock credited to a Participant’s Custodial Account will be automatically reinvested in additional whole and fractional shares of Stock unless the Participant has affirmatively elected to receive the dividend in cash. All cash dividends credited to Participants’ Custodial Accounts will be paid over by the Company to the custodian at the dividend payment date and all cash dividends to be paid to a Participant in cash will be distributed at the dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian will make these purchases, as directed by the Committee, either [a] in transactions on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions, or [b] directly from the Company at 100 percent of the Fair Market Value of a share of Stock on the dividend payment date. These shares will be distributed as provided in Section 7.00.

[3] Each Participant’s Custodial Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Custodial Account or in connection with a split of Stock credited to that Participant’s Custodial Account.

[4] As soon as reasonably practicable after receipt, the custodian will sell any noncash dividends (other than Stock) received with respect to any Stock held in a Participant’s Custodial Account and apply the proceeds of that sale to purchase additional shares of Stock in the manner described in Section 6.03[2]. After this transaction is completed, the custodian will credit the purchased shares of Stock to the Custodial Account to which was credited the Stock with respect to which the noncash dividend was distributed.

[5] Subject to applicable securities laws, proxy statement rules, and other guidance regarding shareholder voting rights, each Participant will be entitled to vote the number of shares of Stock credited to his or her Custodial Account (including any fractional shares) on any matter as to which the approval of the Company’s shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Custodial Account, those shares will be voted by the custodian in accordance with any stock exchange or other rules governing the custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

7.00 TERMINATION/DISTRIBUTION OF CUSTODIAL ACCOUNTS

7.01 Effect of Termination on Election to Participate.

A Participant who Terminates will be deemed to have withdrawn from the Plan. Any cash amounts credited to his or her Plan Account for the Offering Period during which the Termination occurs may, in the Committee’s discretion, either be returned to the Participant or be used to purchase shares of Stock to be credited to his or her Plan Account. No shares of Stock will be purchased for that Participant for any Offering Period after the Offering Period during which he or she terminates.

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7.02 Distribution of Custodial Accounts.

[1] Except as otherwise provided in the Plan, no later than the earlier of [a] 12 full calendar months beginning after the end of each Offering Period or [b] the beginning of the Offering Period following the date the Participant Terminates for any reason, all whole shares of Stock and cash held in his or her Custodial Account will be distributed to the Participant or transferred as the Participant elects and any fractional shares of Stock held in a Custodial Account will be converted to cash equal to the Fair Market Value of the fractional share on the Termination date.

[2] Shares of Stock held in Custodial Accounts that are to be distributed to a former Participant will be distributed [a]  in one or more certificates for whole shares issued in the name of and delivered to the Participant or [b]  pursuant to such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion.

[3] Custodial Accounts that are to be transferred to a broker-dealer or financial institution that maintains an account for the Participant will be transferred in one or more certificates for whole shares or by such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion, and cash in lieu of fractional shares will be paid directly to the former Participant as determined under Section 7.02[1].

[4] Any Participant that wants to withdraw or transfer shares of Stock must give instructions to the custodian in a form and manner that complies with rules prescribed by the Committee and the custodian.

8.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

If the Company undergoes a Change in Control, all shares of Stock and cash held in each Participant’s Custodial Account will be made available under procedures developed by the Custodian and the Committee.

9.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

9.01 Amendment, Modification, Termination of Plan. The Plan will automatically terminate after the Purchase Date as of which the amount of available shares of Stock has been exhausted, unless the Board or Committee determines otherwise. Also, the Board or the Committee (provided that the Committee is comprised solely of members of the Board) may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 under the Act or [6] without the consent of the affected Participant, adversely affect any Purchase Right issued before the amendment. However, nothing in this Section 9.01 will restrict the Committee’s right to exercise the discretion retained in Section 4.00.

9.02 Effect of Plan Termination.

[1] If the Plan is terminated effective on a day other than the last day of any Offering Period, the Offering Period during which the Plan is terminated also will end on the same day. Any cash balances held in Plan Accounts and Custodial Accounts when the Plan is terminated will be returned to the Participant for whom the Plan Account was established, and no additional shares of Stock will be sold through this Plan for that Offering Period. All shares of Stock held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

[2] If the Plan is terminated as of the last day of any Offering Period, the Committee will apply the terms of the Plan through the end of that Offering Period. However, no further shares of Stock will be offered under this Plan for any subsequent Offering Period and all shares of Stock the held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

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10.00 MISCELLANEOUS

10.01 Restriction on Transfers. No right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during the Participant’s lifetime only by the Participant.

10.02 Beneficiary. The Company may implement procedures to allow Participants to designate Beneficiaries. If the Company has not implemented such procedures, or if a Participant has not made such a Beneficiary designation, then in the event that a Participant dies, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

10.03 No Guarantee of Employment. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or

[2] Conferring on any Participant or Employee any right to continue as an Employee.

Further, the Participant will not be entitled by reason of participation in the Plan to any compensation, in connection with termination of employment, for loss of any right or benefit or prospective right or benefit which the employee might otherwise have enjoyed by way of damages for breach of contract.

10.04 No Promise of Future Awards. The right to purchase shares of Stock under this Plan is being made available on a voluntary and discretionary basis and the Purchase Right with respect to each individual Offering Period is being offered on a one-time basis and does not constitute a commitment to make any Purchase Right available in the future. The right to purchase shares of Stock hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

10.05 Tax Requirements and Notification. Each Participant is solely responsible for satisfying any applicable local, state, federal and foreign tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. The Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as it withholds taxes from Participants’ other compensation or as otherwise required by applicable law.

10.06 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

10.07 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

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10.08 Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws and any applicable securities laws of non-U.S. jurisdictions. Certificates for shares of Stock delivered under the Plan, if any, may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law or any applicable securities laws of non-U.S. jurisdictions. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

10.09 Use of Funds. All amounts credited to and held in Plan Accounts may be used by the Company for any corporate purpose and the Company is not required to segregate Plan Accounts from its general assets.

10.10 Expenses. Except as otherwise provided in this section and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company, including the custodian’s annual fees and any brokerage fees and commissions arising in connection with the purchase of shares of Stock upon reinvestment of dividends and distributions. In no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.

10.11 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

10.12 No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Section 1.00 and are not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

10.13 Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

10.14 Effective Date. The Plan originally was effective upon the approval thereof by the shareholders of the Company at the Annual Meeting of Shareholders held on January 27, 2005. The Plan was amended and restated from time to time, and this most recent amended and restated Plan is effective upon approval by the shareholders at the Annual Meeting of Shareholders held on January 26, 2018. The changes in such amendment and restatement apply as of the first administratively feasible Entry Date following such approval by shareholders.

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